EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 3 filed herewith.

Name of Designated Filer: BROOKFIELD ASSET MANAGEMENT INC.

Date of Event Requiring Statement: June 7, 2022

Issuer Name and Ticker or Trading Symbol: SITIO ROYALTIES CORP. [STR]

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President, Legal & Regulatory

BAM PARTNERS TRUST

By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary